EXHIBIT 23I

                           DAVID JONES & ASSOC., P.C.
                                    LAW FIRM

                               [GRAPHIC OMITTED]            (281) 367-8409 phone
4747 Research Forest Drive                              (281) 367-8401 facsimile
Suite 180, # 303                                       davidjones@pdq.net  email
The Woodlands, TX  77381                               stacidrake@pdq.net  email

                                February 8, 2001

The Board of Directors
AMIDEX(TM)Funds, Inc., Inc.
26 Broadway, Suite 741
New York, NY  10004

Ladies and Gentlemen:

As counsel to AMIDEX(TM) Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in the AMIDEX(TM) Cancer Innovations Fund and the AMIDEX Investment Services Mutual Fund (the "Funds"). The Shares of the Funds represent separate series of the Company consisting of three classes of shares, all as more fully described in the Prospectus and Statement of Additional Information contained in post-effective amendment # 5 to Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Articles of Incorporation, the Prospectus and Statement of Additional Information contained in the Registration Statement relating to the Funds, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares of the Funds, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Further, I give my permission to include this opinion as an exhibit to post-effective amendment # 5 to the Company's Registration Statement on Form N-1A.

Very Truly Yours,


David D. Jones
Attorney & Counselor at Law